THIS REINSURANCE AGREEMENT


                                is made between


                  STANDARD LIFE INSURANCE COMPANY OF INDIANA

                           of Indianapolis, Indiana
                  (hereinafter referred to as "the Company")


                                      and


                        THE MERCANTILE AND GENERAL LIFE
                        REASSURANCE COMPANY OF AMERICA
                       (A MEMBER OF THE SWISS RE GROUP)

                             of Lansing, Michigan
      Executive Offices:  161 Bay Street, Suite 3000, Canada Trust Tower
                           Toronto, Ontario  M5J 2T6
                 (hereinafter referred to as "the Reinsurer")


                   The following Articles, qualified by the
                     Exhibits of the Agreement, will form
                          the basis of the Agreement.





         This Agreement may be referred to as Agreement No. SBA206-97



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                              TABLE  OF  CONTENTS


                                   ARTICLES

I       Business Covered - Forms, Manuals, Issue Rules

II      Automatic Coverage - Facultative Coverage

III     Reinsurance Basis - Reinsurance Premiums - Currency

IV      Mode of Submission - Data Notification

V       Premium Accounting

VI      Policy Changes - Lapses - Reinstatements - Minimum Reinsurance Limit

VII     Increase in Retention - Recapture

VIII    Liability

IX      Claims

X       Oversights - Arbitration

XI      Insolvency

XII     DAC Tax - Taxes and Expenses

XIII    Alterations to Agreement - Parties to Agreement - Good Faith -

      Confidentiality

XIV     Duration of Agreement - Severability - Benefit - Construction



                                   EXHIBITS

A-I     Business Covered

A-II    Underwriting Forms and Issue Rules

B       Application for Reinsurance

C       Premium Rates and General Terms, Administration Instructions

D       The Company's Retention Limits and Issue Limits

E       The Reinsurer's Acceptance Limits

F       Reinsurance Reports

G       DAC Tax Election



                                  ARTICLE  I

Business    This Agreement applies to all insurance policies and
Covered     supplementary benefits and riders attached thereto (hereinafter referred to as "policies"), as listed in Exhibit A-I, which have been issued directly by the Company in accordance with its underwriting rules, premium rates and policy forms provided to the Reinsurer.

            The Company will cede, and the Reinsurer will accept amounts of these policies in accordance with the terms and conditions of this Agreement.

            The amounts retained by the Company on the business covered by this Agreement shall not be reinsured elsewhere by the Company on any basis whatsoever without prior written consent from the Reinsurer.



Forms       The Company shall provide full disclosure of all material facts
Manuals,    regarding the policies.  The forms, manuals  and  issue rules the
ISSUE RULES Company shall file with the Reinsurer include but are not limited to  the copies of the applicable policy forms, rates, retention schedules, application  forms,  underwriting requirements
            (inspection   limits,   non-smoking   criteria,   financial
            questionnaires, smoking questionnaires etc.) and authorization forms for release of medical information.
            The underwriting evidence and issue rules to be filed with the Reinsurer are also listed in Exhibit A-II. The Company hereby declares that its forms are in accordance with current M.I.B.
            regulations.

           IF NEW MATERIAL IS PUBLISHED, OR CHANGES ARE MADE IN THE MATERIAL ALREADY FILED, THE COMPANY AGREES TO PROMPTLY PROVIDE THE REINSURER WITH COPIES OF SUCH MATERIAL. ANY MATERIAL CHANGE IN THE UNDERWRITING AND ISSUE RULES SHALL BE SUBJECT TO THE APPROVAL OF THE REINSURER BEFORE BEING APPLIED TO POLICIES COVERED BY THIS AGREEMENT.





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                                  ARTICLE  II

Automatic  Except  as provided below for facultative coverage, the Company
Coverage will retain the amount stipulated in Exhibit D according to the age and morbidity rating at the time of underwriting. The Company will automatically cede the amount of reinsurance to the Reinsurer according to the Automatic Acceptance Limits specified in Exhibit E, taking into account the age and morbidity rating at the time of underwriting.

           If any of the following situations have occurred, the Reinsurer may revise the Automatic Acceptance Limits in Exhibit E by giving ninety (90) days written notice to the Company of the new limits and their effective date:

           (a) the Reinsurer has conducted an audit of the records, books and documents relating to the reinsurance under this Agreement;

           (b) the Company has changed its practices and procedures applicable to the policies covered under this Agreement;

           (c) a material change in the underwriting personnel of the Company has occurred.


           It is understood that the amount retained by the Company shall include its critical illness retention under any in force policies.

Facultative Ifthe Company receives an application that meets any of the reinsurance criteria below, the Coverage shall be on a facultative basis:

            (a) the amount applied for exceeds the sum of the Company's Retention Limit set out in Exhibit D and the Automatic Acceptance Limit set out in Exhibit E;

            (b) the total of the new reinsurance required and the amount already reinsured on that life under this Agreement and all other Agreements between the Reinsurer and the Company, exceeds the Automatic Acceptance Limits set out in Exhibit E;

            (c) the Company intends to retain less than the Retention Limit set out in Exhibit D taking into account the applicant's age and morbidity rating;


            (d) the amount applied for and the amount already in force on the same life exceeds the Jumbo Limit set out in Exhibit E;

            (e) the application is on a life for which an application had been submitted by the Company on a facultative basis to the Reinsurer or any other reinsurer, within the last 3 years unless the reason for submitting facultatively no longer applies.


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 Any application  for  a policy on any plan, supplementary benefits or rider shown in Exhibit  A-I may be offered facultatively.

 The relevant terms and conditions of this Agreement shall apply to those facultative applications that are accepted by the Reinsurer.

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                                 ARTICLE  III

Reinsurance  Policies reinsured under this Agreement shall  be  on  the basis
Basis        set out in Exhibit C.

Reinsurance  The  premiums  to  be  paid to the Reinsurer by the Company for
Premiums reinsurance shall be in accordance with the terms set out in Exhibit C.

Currency All submissions under this Agreement shall be effected in the currency specified in Exhibit A-I and the premiums and liabilities shall be expressed and payable in that currency.


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                                  ARTICLE  IV

Mode of                                 AUTOMATIC SUBMISSIONS
Submission For all automatic submissions the Company shall advise the
           Reinsurer in the manner described in Exhibit  F.

           The Company agrees to send to the Reinsurer upon request, copies of the application, underwriting papers and other papers on any life reinsured automatically under this Agreement.

                                        FACULTATIVE  SUBMISSIONS
           The Company may apply for reinsurance by sending to the Reinsurer, copies of all pertinent papers, including the original application, medical examination, inspection reports, physician's statements, urinalyses, and all other information which the Company may have relating to the insurability of the risk along with an Application for reinsurance, a sample of which is attached as Exhibit B.

           After consideration of the reinsurance application and papers, the Reinsurer shall promptly inform the Company of its underwriting decision.

           If the underwriting decision is acceptable to the Company and the Company's policy is subsequently placed in force in accordance with the issuance rules provided to the Reinsurer, the Company shall advise the Reinsurer in the manner described in Exhibit F.

           If any application to the Reinsurer is not to be placed with the Reinsurer, the Company shall advise the Reinsurer in writing (indicating the reason for non-placement) so that the Reinsurer can complete its records.


Data          For all business reinsured  under  this Agreement, the Company
Notification  shall self-administer reinsurance transactions in  a  format in substantial accordance with the Society of Actuaries
              Guidelines. The Company shall provide the Reinsurer with the reports as set out in Exhibit F. The Company, upon request, will provide the Reinsurer with any additional information related to the business reinsured under this Agreement and which the Reinsurer requires in order to complete its financial statements.


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                                  ARTICLE  V

Premium      Reporting
Accountin    The Company  undertakes  to  send  to  the  Reinsurer, during each accounting period, a report as set out in Exhibit  F
             showing  all first year and renewal premiums  which  became
             due  during  the previous accounting  period.   Also included
             will be any adjustments made necessary by changes in reinsurance effective during the previous period, or changes due to any corrections to a previous report.

             The balance due shall then become payable. If the balance so calculated is due to the Reinsurer, the Company shall forward a remittance in settlement with the report. If the balance is due to the Company, the Reinsurer shall forward a remittance in settlement within fifteen (15) days of receipt of the report.

             Interest may be charged on overdue premiums.

             NON-PAYMENT OF PREMIUMS
             The Reinsurer may terminate its liability for any reinsurance for which the reinsurance premiums have not been paid within sixty (60) days after billing,by giving fifteen (15) days written notice by registered mail of such action to the Company.

             The Reinsurer's right to terminate reinsurance for non-payment of premium shall not prejudice its right to collect premiums for the period the reinsurance was in force.

             During the period premiums are outstanding, the Reinsurer may offset the amount of any premiums in arrears against amounts owed to the Company.

             The Company shall not force termination under the provisions of this paragraph solely to avoid the recapture requirements or to transfer to another reinsurer the block of business reinsured under this Agreement.




             UNEARNED PREMIUM
             The Company shall take credit, without interest, for any unearned premiums, net of allowances, arising due to reductions or lapses or cancellations or critical illness claims or death claims, in its account. The Company shall pay the balance of arrears of premiums due under a reinstated policy.
             In the event of termination, lapse, or critical illness claim, or death claim, unearned premiums, net of allowances and policy fees, will be refunded.


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                                  ARTICLE  VI

Policy     Changes  to  policies  reinsured  under  this  Agreement  shall
Changes    be  made  in accordance with the provisions set out below.

           If the change affects the plan, the amount of reinsurance, premiums or allowances under the submission, the Company shall inform the Reinsurer in the subsequent Reinsurance Report as set out in Exhibit F.


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       PLAN  CHANGES
       (i) Automatic Submissions:

       Unless otherwise agreed, whenever the plan of insurance on any policy reinsured hereunder is being changed to a new critical illness plan, including internal replacements, and the Company is not obtaining evidence in accordance with the Company's full new business issue underwriting rules, the reinsurance shall remain in effect with the Reinsurer on the following basis;

                   (a) the reinsurance rates and the durations shall be based on those applicable to the original submission;

                   (b) the reinsurance amount at risk shall be determined according to the terms of this Agreement but in no event shall be more than the original submission at the time of the change in plan.

       (ii) Facultative Submissions:
       Any changes shall be subject to the Reinsurer's approval only if the Company is obtaining evidence in accordance with the Company's new business underwriting rules. The applicable reinsurance terms shall be agreed by the Company and the Reinsurer.

       INCREASE  IN  AMOUNT  AND  REUNDERWRITING

       (i) Automatic  Submissions:
       Any reunderwriting, (including any change in morbidity rating), or non-contractual increase in amount at risk for any submission shall be subject to the Company's full new business underwriting rules or as agreed otherwise with the Reinsurer.

       The amount of the increase shall be subject to the terms set out in Exhibit C.

       If the amount of the policy shall increase above the jumbo limit (Exhibit E) or if the amount to be reinsured exceeds the automatic coverage limits, the increase shall be subject to the Reinsurer's approval.

       (ii) Facultative  Submissions:
       Any reunderwriting or non-contractual increase, including any change in morbidity rating shall be subject to the Reinsurer's approval.

       REDUCTIONS
       If the amount of insurance of a policy issued by the Company is reduced then the amount of reinsurance on that life shall be reduced effective the same date by the lesser of the full amount of the reduction under the original policy or the full amount of reinsurance, unless the reinsurance is a quota share of the policy issued by the Company, in which case the reduction would be proportional.

       The reduction will first apply to any reinsurance on the policy being reduced and then in a chronological order according to policy date ("first in, first out") to any reinsurance on other critical illness policies in force on the life. However, the Company shall not be required to assume a risk for an amount in excess of its regular retention for the age at issue and the morbidity rating of the policy under which reinsurance is being terminated.

       If the reinsurance for a policy has been placed with more than one reinsurer, the reduction shall be applied to all reinsurers in proportion to the amounts originally reinsured with each reinsurer.

       SPECIAL  CHANGES
       If any special or unusual change, which is not covered above and which may affect the terms of the submission in question, is requested, the Reinsurer's approval shall be obtained before such a change becomes effective.

Lapses When a reinsured policy lapses, the submission in question shall be canceled effective the same date.

Reinstatements  If a policy reinsured on an automatic basis is reinstated in accordance with its terms or the rules of the Company, as provided to the Reinsurer, the reinsurance shall be
                reinstated   automatically  by  the  Reinsurer.   The
                Reinsurer's approval is required only for the reinstatement of a facultative policy when the Company's regular reinstatement rules indicate that more evidence than a Statement of Good Health is required.


Minimum         The minimum amount to be reinsured shall be as set out in
Reinsurance     Exhibit  C.
LIMIT



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                                 ARTICLE  VII
Increase in  The  reinsurance  under this Agreement shall be maintained in
Retention    force without reduction except as specifically provided for elsewhere in this Agreement.

             The Company may increase the maximum dollar amount(s) of its limits of retention, as opposed to its quota share of each policy, on new business being issued at any time by giving written notice to the Reinsurer of the new limits of retention and the effective date of such new retention schedule.

             The Company's critical illness retention limits are set out in Exhibit D.

Recapture    The  Company  may  apply  the  new  limits of critical illness retention to existing reinsurances and reduce reinsurance in force provided:

             (a) The Company gives the Reinsurer written notice of its intention to recapture within 90 days of the effective date of the increase in its retention.

             (b) Such reductions are made on the next anniversary of each policy affected and with no reduction being made until such reinsurance has been in force for the period stated in Exhibit C.

             (c) The Company had retained its full critical illness retention (not a special retention limit) for the plan, age and morbidity rating at the time the policy was issued.

             (d) The Company has applied its increase in retention in a consistent manner to all categories of its Retention Limits set out in Exhibit D.

              No reduction shall be made if the Company has either obtained or increased stop loss reinsurance coverage as justification for the increase in retention.

              In applying its new retention to existing reinsurance, the rating at the time of issue and the issue age of the existing reinsurance shall be used to determine the amount of the Company's new retention.

              Recapture as provided herein shall be optional with the Company, but if any reinsurance is recaptured, all reinsurance eligible for recapture under the provisions of this Article must be recaptured. If there is reinsurance in other companies on risks eligible for recapture, the necessary reduction is to be applied pro rata to the total outstanding reinsurance.

              The amount of reinsurance eligible for recapture is based on the reinsurance net amount at risk as of the date of recapture.

              The Reinsurer shall not be liable, after the effective date of recapture, for any reinsured policies or portions of such policies eligible for recapture, which the Company has overlooked. The Reinsurer shall be liable only for a credit of the premiums received after the recapture date, less any allowance and without interest.

              The terms and conditions for the Company to recapture reinsurance in force under this Agreement due to the insolvency of the Reinsurer are set out in the Insolvency clause in Article XI of this Agreement.

              If the Company transfers business which is reinsured under this Agreement to a successor company, then the successor company has the option to recapture the reinsurance, in accordance with the recapture criteria outlined in this Article, only if the successor company has a higher retention limit than the Company.


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                            ARTICLE  VIII

Liability    AUTOMATIC REINSURANCE
             The  Reinsurer's  liability  for  any policy ceded automatically
             under this Agreement  shall  begin  simultaneously   with  the
             Company's  contractual liability for the policy reinsured.

             FACULTATIVE REINSURANCE
             If a policy covered under this Agreement is offered facultatively to the Reinsurer only, then the Reinsurer's liability shall begin simultaneously with the Company's contractual liability for this facultative policy. The amount of the Reinsurer's liability shall be the lesser of the Reinsurer's offer or the Automatic Acceptance Limits set
             out  in  Exhibit  E.   The Reinsurer's  liability  ceases  if
             the Reinsurer declines the risk and duly notifies the Company. The Reinsurer's liability would also cease if the Company declines the Reinsurer's offer.

             If, however, a policy is offered facultatively to any other reinsurer, in addition to the Reinsurer, the liability of the Reinsurer shall commence when the Reinsurer has received notice from the Company, during the lifetime of the insured, that the Reinsurer's offer has been accepted. The Company shall have one hundred and twenty (120) days from the date of the Reinsurer's final offer in which to place the policy with the insured/owner, after which time the Reinsurer's offer shall expire unless the Reinsurer explicitly states in writing that the offer is extended for some further period.

             The Reinsurer may assume liability for claims arising prior to the time of notification if it is shown to the satisfaction of the Reinsurer that the policy would have been reinsured with the Reinsurer.

             DURATION
             The liability of the Reinsurer for all submissions under this Agreement shall cease at the same time as the liability of the Company ceases and shall not exceed the Company's contractual liability under the terms of its policies.

             Notwithstanding the foregoing, the Reinsurer may terminate its liability for any policies for which premium payments are in arrears, according to the terms set out in Article V of this Agreement.

             It is understood that the Reinsurer's liability for a claim shall be based on the reinsured net amount at risk as of the date the claim is incurred.

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                                  ARTICLE  IX

Claims         Notice
               The Company will notify the Reinsurer as soon as reasonably possible after the Company receives the claim. All papers in connection with the claim shall be submitted to the Reinsurer and the Company shall wait for up to ten days from the date of submission for the Reinsurer's recommendation before conceding liability or making settlement to the claimant.

               The Company shall provide the Reinsurer with all further reports and papers required by the Reinsurer for its consideration of the claim.

               PAYMENT
               Provided there is no existing breach of this Agreement by the Company, the Reinsurer shall be liable to the Company for the benefits reinsured and the reinsurance shall not exceed the Company's contractual liability under the terms of its policies. The Reinsurer's share of interest, which is based on the critical illness proceeds paid by the Company, shall be payable in addition to the critical illness claim settlement.


               CONTESTED CLAIMS
               The Company will notify the Reinsurer of its intention to contest, compromise or litigate a claim involving a reinsured policy. The Company will also provide the Reinsurer prompt notice of any legal proceedings initiated against the Company in response to its denial of a claim on a reinsured policy. Should any claim be settled on a reduced compromise basis, or should a contested claim be settled for a reduced sum, the Company and the Reinsurer shall participate in such reductions in proportion to their respective liabilities under the policy or policies reinsured.

               EXPENSES
               The Reinsurer shall pay its share of reasonable investigation and legal expenses incurred in adjudicating or litigating the claim. The Reinsurer shall not be liable for any portion of any routine investigative or administrative expenses incidental to the settlement of claims (such as compensation of salaried employees) which are incurred by the Company; nor for any expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits that the Company admits are payable.

               In the event that the Reinsurer does not deem it advisable to contest a claim, and pays the Reinsurer's share of the critical illness benefit, the Reinsurer shall not be liable for any subsequent expenses incurred by the Company.

               EXTRA CONTRACTUAL OBLIGATIONS
               Extra contractual obligations include punitive damages, bad faith damages, compensatory damages, other damages or statutory penalties which may arise from the willful and/or negligent acts or omissions by the Company.

              The Reinsurer is not liable for extra contractual obligations unless it concurred in writing and in advance of the Company's actions which ultimately led to the imposition of the extra contractual obligations.

              In such circumstances, the Company and the Reinsurer shall share in extra contractual obligations, in equitable proportions, but all factors being equal, the division of any such assessments would be in proportion to the total risk accepted by each party for the plan of insurance involved.

              Notwithstanding anything stated herein, this Agreement will not apply to any extra contractual obligations incurred by the Company as a result of any fraudulent and/or criminal act by any employee of the Company acting individually, collectively or in collusion in the presentation, defense, or settlement of any claim.

              MISSTATEMENT OF AGE OR SEX
              In the event of an increase or reduction in the amount payable under a policy due to misstatement in age or sex, the proportionate liabilities under this Agreement shall be the basis for determining each party's share of any increase or
              reduction in settlement of the claim.   The Reinsurance shall
              be rewritten from commencement on the basis of the adjusted amounts using premiums and amounts at risk for the correct ages and sex, and the proper adjustment for the difference in reinsurance premiums, without interest, shall be made.


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                                   ARTICLE X

Oversights    Any  unintentional or accidental failure to comply with the terms of this Agreement which can be shown to be the result of an oversight, misunderstanding or clerical error on the part of either party shall not be deemed to be an abrogation of the Agreement or an invalidation of the reinsurance. Upon discovery, the error shall be promptly corrected by both parties being restored to the position they would have occupied had the oversight, misunderstanding or clerical error not occurred. Should it not be possible to restore both parties to such a position, the party responsible for the oversight, misunderstanding or clerical error shall be responsible for any resulting liabilities and expenses.

              This provision shall apply only to oversights, misunderstandings or clerical errors relating to the administration of reinsurance covered by this Agreement and not to the administration of the insurance provided by
              the Company to its insured.   Any negligent or deliberate acts
              or omissions by the Company regarding the insurance provided are the responsibility of the Company and its liability insurer, if any, but not that of the Reinsurer. For example, if the Company decides to perform an alpha index search only on its applications for amounts over a certain limit, then the Reinsurer shall not be liable for any amounts not reported for reinsurance as a result of this practice.


Arbitration   Any  controversy  or  claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration, and the arbitrators, who shall regard this Agreement from the standpoint of practical business as well as the law, are empowered to determine as to the interpretation of the treaty obligation.


              Each party shall appoint one arbitrator and these two arbitrators shall select a third arbitrator within two weeks of the appointment of the second. The second arbitrator is to be selected within two weeks after the notice is provided that the first arbitrator is selected. Should the two arbitrators not agree on the choice of the third, then each party shall name four (4) candidates to serve as the arbitrator.

              Beginning with the party who did not initiate arbitration, each party shall eliminate one candidate from the eight listed until one candidate remains. If this candidate declines to serve as the arbitrator, the candidate last eliminated will be approached to serve. This process shall be repeated until a candidate has agreed to serve as the third arbitrator. All three arbitrators must be officers of Life Insurance Companies or Life Reinsurance Companies, excluding however, officers of the two parties to this Agreement, their affiliates or subsidiaries or past employees of any of these entities. The place of meeting of the arbitrators shall be decided by a majority vote of the arbitrators. The written decision of a majority of the arbitrators shall be final and binding on both parties and their respective successors and assigns. All costs of the arbitration and expenses and fees of the arbitrators shall be borne equally by the parties, unless otherwise ordered by the arbitrators.

              The arbitrators shall render a decision within four months of the appointment of the third arbitrator, unless both parties agree otherwise.
              In the event no decision is rendered within four months, new arbitrators shall be selected as above.

              Alternatively, if both parties consent, any controversy may be settled by arbitration in accordance with the rules of the American Arbitration Association.

              Judgement upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

              It is specifically the intent of both parties that these arbitration provisions shall replace and be in lieu of any statutory arbitration provision, if the law so permits.


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                                                           1


                             ARTICLE XI

Insolvency   For the purpose of this Agreement, the Company or the Reinsurer shall be deemed "insolvent" when it:

             (a) applies for or consents to the appointment of a rehabilitator, conservator, liquidator or statutory successor of its properties or assets; or

             (b) makes an assignment for the benefit of its creditors; or

             (c) is adjudicated as bankrupt or insolvent; or

             (d) files or consents to the filing of a petition in bankruptcy, seeks reorganization or an arrangement with creditors or takes advantage of any bankruptcy, dissolution, liquidation, or similar law or statute; or

             (e) becomes the subject of an order to rehabilitate or an order to liquidate as defined by the insurance code of the jurisdiction of the domicile of the Company or the Reinsurer, as the case may be.

             In the event of the insolvency of either the Reinsurer or the Company, any amounts owed by the Company to the Reinsurer and by the Reinsurer to the Company with respect to this Agreement shall be set-off and only the balance shall be paid.

             The Reinsurer shall be liable only for the amounts reinsured and shall not be or become liable for any amounts or reserves to be held by the Company on policies reinsured under this Agreement.

             In the event of the insolvency of the Company, the reinsurance obligations under this Agreement shall be payable by the Reinsurer directly to the Company, its liquidator, rehabilitator, conservator or statutory successor, immediately upon demand, with reasonable provision for verification on the basis of the claims allowed against the insolvent company by any court of competent jurisdiction or by any rehabilitator, conservator, liquidator or statutory successor having
             authority  to  allow  such   claims   without diminution
             because of the insolvency of the Company, or because the rehabilitator, conservator, liquidator or statutory successor has failed to pay all or a portion of any claims.

             It is understood, however, that in the event of such insolvency, the rehabilitator, conservator, liquidator or statutory successor of the Company shall give written notice of the pendency of a claim against the Company on the policy reinsured within a reasonable time after such claim is filed in the insolvency proceedings, and that during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceedings where such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or its liquidator, rehabilitator, conservator or statutory successor.


             It is further understood that the expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the Company as part of the expense of conservation or liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of the Agreement as though such expense had been incurred by the Company.

             In the event of the insolvency of the Reinsurer, the Company may cancel this Agreement for new business by promptly providing the Reinsurer, its rehabilitator, conservator, liquidator or statutory successor with written notice of the cancellation effective the date on which the Reinsurer's insolvency is established by the authority responsible for such determination. Any requirement for a notification period prior to the cancellation of the Agreement would not apply under such circumstances.

             In addition, the Company may provide the Reinsurer, its rehabilitator, conservator, liquidator or statutory successor with written notice of its intent to recapture all reinsurance in force under this Agreement regardless of the duration the reinsurance has been in force or the amount retained by the Company on the policies reinsured hereunder. The effective date of a recapture due to insolvency would be the date on which the Reinsurer's insolvency is established by the authority
             responsible for such determination.   Such a recapture would be
             subject to the monetary terms specified in Exhibit C.


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                                                           1



                            ARTICLE  XII

DAC Tax The Company and the Reinsurer agree to the DAC Tax Election pursuant to Section 1.848-2(g)(8) of the Income Tax Regulation under Section 848 of the Internal Revenue code of 1986, as amended, whereby:

           (a) the party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1); and

            (b) both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency.

            The term "net consideration" will refer to either net consideration as defined in Regulation Section 1.848-2(f)
            (or gross amount of premiums and other consideration as defined in Regulation Section 1.848-3(b), as appropriate).

            The method and timing of the exchange of this information is set out in Exhibit G.

            This DAC Tax Election shall be effective for all years for which this Agreement remains in effect.

            The Company and the Reinsurer represent and warrant that they are subject to U.S. taxation under either the provisions of subchapter L of Chapter 1 or the provisions of subpart F of subchapter N of Chapter 1 of the Internal Revenue Code of 1986, as amended.


Taxes and  Apart from any taxes, allowances, refunds, and expenses
Expenses specifically referred to elsewhere in this Agreement, no allowances, taxes or proportion of any expense shall be paid by the Reinsurer to the Company in respect of any submission.


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                                                           1



                                 ARTICLE  XIII

Alterations     Any  alteration to this Agreement shall be null and void unless
to Agreement    attached to the Agreement and signed by both parties.

Parties to      This is  an  Agreement  solely  between the Company and the
Agreement       Reinsurer.  The acceptance of reinsurance hereunder  shall not create any right or legal relation between the Reinsurer and the insured, beneficiary, or any other party to any policy of the Company which may be reinsured hereunder.

                This Agreement represents the entire agreement between the Company and the Reinsurer and supersedes, with respect to its subject matter, any prior oral or written agreements between the parties.

Good Faith      The Company and Reinsurer agree that  all  matters  with
                respect to this Agreement require the utmost good faith of both parties.

                The Reinsurer, or its duly appointed representatives, shall have access to the records of the Company concerning the business reinsured hereunder for the purpose of inspecting, auditing and photocopying those records. Such access shall be provided at the office of the Company and shall be during reasonable business hours.

                Provided there is business in force under this Agreement, the Reinsurer's right of access as specified above will survive the term of the Agreement.

                Each party represents and warrants to the other party that it is solvent on a statutory basis in all states in which it does business or is licensed. Each party agrees to promptly notify the other if it is subsequently financially impaired.

                The Reinsurer has entered into this Agreement in reliance upon the Company's representations and warranties. The Company affirms that it has and will continue to disclose all matters material to this Agreement and each submission. Examples of such matters are a change in underwriting or issue practices or philosophy, a change in underwriting management personnel, or a change in the Company's ownership or control.




Confidentiality   Both the Company and the Reinsurer will  hold confidential and not disclose or make competitive use of any shared proprietary information unless otherwise agreed in writing, or unless the information otherwise becomes publicly available or the disclosure of which is required for retrocession purposes or has been mandated by law.

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                                                           1



                                 ARTICLE  XIV

Duration of   This Agreement is effective as of the effective date set out
Agreement     in Exhibit A-I and is unlimited as to its duration.  It may be terminated for further new reinsurance on all or certain
              policies specified in Exhibit  A-I by either party giving at least ninety (90) days notice to that effect in writing to the other party.  During the period of such ninety (90) days the
              Reinsurer shall continue to accept new reinsurance under the
              terms of this Agreement.   This notification period would be
              waived in the event the Reinsurer is deemed insolvent.
              Further, the Reinsurer remains liable for all reinsured policies existing at the date of the expiration set forth in the notice until their natural expiration, unless the parties mutually decide otherwise or as specified otherwise in this Agreement.

              Notwithstanding the above, the Company agrees, in recognition of the Reinsurer's contribution to the product development of critical illness business, to reinsure its critical illness products exclusively with the Reinsurer for a period of three (3) years commencing with the effective date of this Agreement.

              If, during this initial three year period, circumstances in the market place develop which necessitate a revision to the critical illness products reinsured under this Agreement, the Company is bound to work with Reinsurer in developing revised critical illness products and reinsure them with the Reinsurer. Should the Reinsurer be unable to support the revision, the above exclusivity provision would not apply.
              The Company would then not be obligated to develop or reinsure the revised critical illness products with the Reinsurer.


Severability  If  any  provision  of  this  Agreement  is  determined  to  be invalid or unenforceable, such determination will not affect or impair the validity or the enforceability of the remaining provisions of this Agreement.

Benefit Except as otherwise provided, this Agreement shall be binding upon the parties hereto and their respective successors and assigns.

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                                                           1



Construction   This Agreement shall be construed and administered in
               accordance with the laws of the State of Indiana and the rights and obligations of this Agreement shall, at all times, be regulated under the laws of the State of Indiana.


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                                                           1



Made in duplicate and executed by both parties.


Signed for and on behalf of  STANDARD LIFE INSURANCE COMPANY OF INDIANA






Indianapolis, this     day of       , 19





Signed for and on behalf of THE MERCANTILE AND GENERAL LIFE REASSURANCE COMPANY OF AMERICA (A MEMBER OF THE SWISS RE GROUP)






Toronto, this          day of       , 19






Prepared by _________________________

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                                                                   EXHIBIT  A-I


                               BUSINESS  COVERED

EFFECTIVE  DATE:
June 1, 1997.  The commencement dates for specific business are shown below.

BUSINESS  COVERED:
The policies on the plans shown below with policy issue dates falling in the period that begins with the Commencement Date and ends with the Termination Date are covered subject to any limitations shown below or elsewhere in this Agreement.

Riders and supplementary benefits shall also be covered in accordance with the Limitations, Commencement Date and Termination Date of the base policy to which they are attached unless stated otherwise.

These policies, riders and supplementary benefits are on lives resident in the United States or territories of the United States.

CURRENCY:  US$

LIMITATIONS:
1. A seventy percent (70%) first dollar quota share of each policy, up to the limits specified in Exhibit E, is eligible for automatic coverage on all policies on lives with surnames commencing with the letters A to Z inclusive. (Any application may be offered on a facultative basis.)

PLANS,  RIDERS  AND  BENEFITS:

PLAN(S) AND                EXHIBIT              COMMENCEMENT    TERMINATION
Form  No(s).               Reference      Limitations`   Date            Date

Critical Choice, S/NS     C, C- I          1.      June 1, 1997
Policy Form: CIS197A

RIDERS

N/A

SUPPLEMENTARY BENEFITS

N/A

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                                                         EXHIBIT A-II


                COMPANY'S  UNDERWRITING  FORMS   AND

                          EVIDENCE  AND  ISSUE  RULES

The following information and items are to be provided to the Reinsurer:

1.      Policy Application Form

2.      Policy Delivery Rules and Reinstatement Rules

3.      Non-medical and Medical Requirements

4.      Financial and Non-smoking Questionnaires

5.      Preferred Underwriting Guidelines, if applicable

It is understood that the Company will be using the Reinsurer's critical illness underwriting manual.

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                                                                     EXHIBIT  C

                                GENERAL  TERMS

1.      REINSURANCE BASIS:  Coinsurance

2. RATE CRITERIA: The rates set out in the sub-section(s) of Exhibit C shall be used for automatic reinsurance of any policy covered by this Agreement. These rates also apply to the reinsurance of a facultative policy covered by this Agreement provided the Company retains:

              (i) at least 25% of the policy to be reinsured, or

              (ii) the Company's maximum retention then available for the issue age and rating applicable to the policy to be reinsured.

3. ALLOWANCE LIMIT: The allowances set out in the sub-section(s) of Exhibit C will apply to all reinsurances, provided the total of the new reinsurance amount and the amount already reinsured on the life under this Agreement, and all other Agreements with the Reinsurer, does not exceed the amount shown in the table below. Individual consideration will be given to the allowances for any amounts over the limit shown in the table below.

Issue Age                             STD. (100%) - 250%
[S]                                         [C]
20                                    $500,000
                   - 64

4.      AGE BASIS:  Last

5.      PREMIUM TAX: There shall be no separate reimbursement of Premium Tax.

6. RATE GUARANTEE: The reinsurance rates set out in the sub-section(s) of Exhibit C of this Agreement cannot be guaranteed for more than one year. The Reinsurer reserves the right to increase the reinsurance rates if the Company has increased its rates.

7.      MINIMUM  REINSURANCE  LIMIT:  $10,000 Individual
                                                    7,000 Worksite

8.                        RECAPTURE: Due to Increase in the Company's Retention.
                                Inforce Period: 10 Years.
                                Due to Insolvency of the Reinsurer.
                                Inforce Period:  Not Applicable.
                                                            EXHIBIT C
                                                                         Page 2


                                                        The Recapture Fee
                        applicable shall be mutually agreed upon by the Company and the Reinsurer, its rehabilitator, conservator, liquidator, or statutory successor.

9.      RETURN OF  PREMIUMS:   If  death occurs after the 10th policy year, all
      premiums paid will be refunded without interest.


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                                                                   EXHIBIT  C-I

                       INSTRUCTIONS  FOR  ADMINISTRATION

1. BASIS OF REINSURANCE: The Company shall pay to the Reinsurer a basic premium at the same rate of premium as is applicable on the original policy but not including any policy fee payable on the original policy.

       The premium rates set out in Exhibit C-I shall be payable on a cash basis, with the Company matching the mode of payment of the premiums under the original insurance. The Company shall continue to pay the appropriate premium to the Reinsurer as long as the policy is in force.

       On all policies the due proportion of any extra premiums payable on account of additional morbidity risk shall be payable to the Reinsurer.

         Premiums remain level to age 100.

        Modal factors are as follows:

monthly       .09

quarterly      .2625

semi-annual  .515

        Premium bands are as follows:


                              Individual                   Worksite
[S]                           [C]                          [C]
                              $15,000 - $49,999            $10,000 - $49,999
                              $50,000 - $99,999            $50,000 - $99,999
                              $100,000 - $500,000          $100,000 - $500,000



2.     ALLOWANCES:

             (a) ON BASIC PLAN(S)
                  The   Reinsurer  shall  pay  to  the  Company  the  following
            allowances on the premiums payable hereunder:

YEAR 1                   YEARS 2 THROUGH 9                  THEREAFTER

100%                     10%                                 2%


              (b) ON  MULTIPLE  EXTRA  PREMIUMS
                    The same allowances as those payable on the basic policy.
                                                          EXHIBIT C-I
                                                                         Page 2


                      DEFINITIONS OF COVERED IMPAIRMENTS
                             and POLICY CONDITIONS

Covered Impairments:
1. ALZHEIMER'S DISEASE - The diagnosis by a Physician who is a consultant neurologist resulting in the inability to perform independently three or more of the following activities of daily living: bathing, dressing, toileting, transferring (moving in or out of a bed or chair), continence and feeding. Systemic disorders and other brain diseases which could account for the loss of independent performance must be specifically ruled out. "Diagnosis" means clinical diagnosis not dependent on pathological confirmation, but employing nationally accepted criteria.

2. BLINDNESS - Permanent and uncorrectable loss of sight in both eyes, as confirmed by Physician who is an ophthalmologist. The corrected visual acuity must be worse than 20/200 in both eyes or the field of vision must be less than 20 degrees in both eyes.

3. CANCER (LIFE THREATENING) - An invasive malignancy characterized by the uncontrolled growth and spread of malignant cells and the invasion of tissue. Cancers NOT covered by this definition include:

                <section> Stage A prostate cancer;
                <section> Pre-malignant lesions, benign tumors or polyps;
                <section> Carcinoma in situ;
                <section>  Any skin cancer, except invasive malignant  melanoma into the dermis or deeper.

4. CORONARY ARTERY BYPASS SURGERY - The undergoing of heart surgery to correct narrowing or blockage of one or more coronary arteries with bypass grafts. Surgery must have been recommended by a Physician who is a cardiologist.

5. CORONARY ANGIOPLASTY - The undergoing of balloon angioplasty or laser embolectomy to correct narrowing or blockage of one or more coronary arteries. Surgery must have been recommended by a Physician who is a cardiologist.

6. DEAFNESS - Permanent loss of hearing in both ears, with an auditory threshold of more than 90 decibels, as confirmed by Physician who is an otolaryngologist.


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                                                                    EXHIBIT C-I
                                                                         Page 3


7. Heart Attack - (Myocardial Infarction) The death of a portion of the heart muscle resulting from a blockage of one or more coronary arteries. The diagnosis is based on an event which consists of all of the following:

                <section> Chest pain;
                <section> Associated new electrocardiographic (EKG) changes consisting of new Q waves and localized T wave Inversions; and
                <section> Elevation of cardiac (heart) enzymes.

8. PARALYSIS - Complete and permanent loss of the use of two or more limbs through paralysis, for a continuous period of 180 days, confirmed by a Physician.

9. STROKE - Cerebrovascular accident caused by infarction of brain tissue, hemorrhage or embolism, producing measurable neurological deficit persisting for at least 30 days following the occurrence of the stroke. Conditions NOT covered by this definition include, but are not limited to, transient ischemic attack (TIA).



Policy Conditions:
1. WAITING PERIOD - Coverage commences 30 days after the Policy Issue Date (or the Policy Reinstatement Date, if applicable). The Waiting Period would be waived if a covered impairment was caused by an accident which occurred while the policy was in force.

2. SURVIVAL PERIOD - Benefits are payable provided the insured is living 30 days after the date the clinical or pathological diagnosis of a covered impairment is made by a physician.

3. CURRENT BENEFIT AMOUNT - The initial Benefit Amount less any amount of partial benefits paid to date.


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                                                                    EXHIBIT C-I
                                                                         Page 4


                         SCHEDULE OF BENEFITS PAYABLE


IMPAIRMENT COVERED        SHARE OF BENEFIT AMOUNT *

 1.   Alzheimer's                 25%
      Disease


 2.   Blindness                   25%


 3.   Cancer**                    100%
      (Life Threatening)


 4.   Coronary Artery             25%
      Bypass Surgery


 5.   Coronary                    10%
      Angioplasty


 6.   Deafness                    25%


 7.   Heart Attack                100%


 8.   Paralysis                   100%


 9.   Stroke                      100%

10. Death                         Return of Premiums***



                                                          EXHIBIT C-I
                                                                         Page 5


* The Benefit Amount after age 65 is equal to 50% of the Current Benefit Amount. For policies with issue ages 61 - 64, the benefit amount will remain level for the first five (5) years, then will reduce by 50%.

**      If the first diagnosis of breast cancer,  testicular cancer or invasive malignant melanoma occurs after the waiting period and before the policy has been in force for 151 days, the benefit will be limited to 10% of the benefit amount. Subsequent cancer claims will be paid only if the subsequent cancer is determined to be new and unrelated to the previous cancer.

***     A  death  benefit,  equal  to  the  sum of all premiums  paid,  without interest, is payable provided that death occurs after the policy has been in force for ten (10) years. (A limited death benefit of $500 payable if death occurs during the first 10 policy years may be applicable in some states.)




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                                                                     EXHIBIT  D


                  THE  COMPANY'S  RETENTION  AND ISSUE LIMITS

                            FOR  CRITICAL  ILLNESS


RETENTION LIMIT:

Thirty percent (30%) of each policy issued up to a maximum of $50,000 on any one life.


ISSUE LIMIT:

$500,000  per life

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                                                                     EXHIBIT  E


                     THE  REINSURER'S  ACCEPTANCE  LIMITS

                            FOR  CRITICAL  ILLNESS


AUTOMATIC  LIMIT:

To be mutually agreed upon at a later date. Initially all policies will be issued on a facultative basis.


JUMBO  LIMIT:

$500,000 inforce and applied for on any one life.


PARTICIPATION  LIMIT:

$500,000 per life (maximum total inforce with all companies).

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                                                                     EXHIBIT  F


                             REINSURANCE  REPORTS

DATA NOTIFICATION: The Company shall send to the Reinsurer reports, in substantial compliance with the Society of Actuaries Guidelines, at the times indicated below:

     REPORT                      FREQUENCY    DUE  DATE     EXAMPLE  REFERENCE

1.   Policy Detail Report        Monthly        21st        Exhibit  F, p. 2
     (Reinsurance Ceded)

2.   Accounting & Policy         Monthly        21st        Exhibit  F, p. 3
     Exhibit (Movement Summary)

3.   Valuation Reserve           Annually     Jan.  10th    Exhibit  F, p. 4
     Certification

4.   Quarterly Valuation         Quarterly    10 days       Exhibit  F, p. 4
     Reserve                                  after quarter

5.   Tax Reserve Certification   Annually     June 1st      Exhibit  F, p. 5


NOTIFICATION OF ACCEPTANCE OF FACULTATIVE OFFER: The Company will advise the Reinsurer of its acceptance of the Reinsurer's underwriting decision pertaining to facultative business by sending written notice to the Reinsurer. The Company shall provide the full details of the facultative new business on the next Policy Detail Report.

ERRORS AND OMISSIONS: Should any items be inadvertently omitted from or entered in error on a reinsurance report, such omissions or errors shall not affect the liability of the Reinsurer in regard to any submission and the mistakes shall be rectified upon discovery. This does not waive any rights outlined in Article X.

RESERVES:

FIRST   THREE  QUARTERS'  RESERVES:  Actual reserve figures are required within
10 days after the close of each of the first 3 quarters. Any estimated figures provided should be confirmed by actual reserve figures.

YEAR END RESERVES: The Company shall advise the Reinsurer by January 10th of each year of the amount of reserves calculated on the reinsurance in force under this Agreement as of December 31st of the preceding year and will also indicate the valuation method used. These reserves shall be certified by the Company's valuation actuary.

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                                                                      EXHIBIT F
                                                                         Page 4

                             VALUATION RESERVE FOR
                      SELF-ADMINISTERED BUSINESS CEDED TO
              THE MERCANTILE AND GENERAL LIFE REASSURANCE COMPANY
                                  OF AMERICA
                            FROM (NAME OF COMPANY)

Inforce  and  Reserves  at                        19xx:

                                                  Plan:  Type:
SM/NSM/AGGR/TOTAL

Inforce  Reinsured  Amount:     _____________

Inforce  Number  of  Policies:  _____________

Valuation  Reserve  as  at                        19xx:


                                RESERVE                      RESERVE  BASIS
TYPE                            AMOUNT  ($)                 (TABLE, INTEREST
                                                            RATE AND METHOD)

Health

Substandard Life

Other (specify)

Total



As the valuation actuary of the above named company I certify that the information above is correct as shown. *

Name:

Signature:

Actuarial Designation:

Title:

Date:

* Required only for Year End Valuation Reserves.


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                                                                      EXHIBIT F
                                                                         Page 5

                         TAX RESERVE CERTIFICATION FOR
                      SELF-ADMINISTERED BUSINESS CEDED TO
           THE  MERCANTILE  AND  GENERAL  LIFE REASSURANCE  COMPANY
                                  OF AMERICA
                            FROM (NAME OF COMPANY)

Inforce  and  Reserves  at  December 31,          19xx:

                                                  Plan:  Type:
SM/NSM/AGGR/TOTAL

Inforce  Reinsured  Amount:     _____________

Inforce  Number  of  Policies:  _____________

Tax Reserve as at December 31, 19xx:


                                RESERVE                      RESERVE  BASIS
TYPE                            AMOUNT  ($)                  (TABLE, INTEREST
                                                             RATE AND METHOD)

Health

Substandard Life

Other (specify)

Total



As the valuation actuary of the above named company I certify that the information above is in compliance with the tax code.

Name:

Signature:

Actuarial Designation:

Title:

Date:


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                                                                      EXHIBIT G


                              DAC  TAX  ELECTION

                       Method of Exchanging Information

The Reinsurer and the Company agree to the DAC Tax Election and accordingly will exchange information in the following manner:

1. The Reinsurer will submit a Schedule to the Company by May 1, of each year, of its calculation of the net consideration (as referred to in Article XII) for the preceding calendar year.

2. The Company, in turn, will complete the Schedule by indicating acceptance of the Reinsurer's calculations of the net consideration or by noting any discrepancies. The Company will return the completed Schedule to the Reinsurer by June 1, of each year.

3.      If  there  are  any   discrepancies   between  the  Company's  and  the
      Reinsurer's calculation of the net consideration, the parties will act in good faith to resolve the discrepancies by July 1, of each year.

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